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                                                     Exhibit 23.1


                   Form 10-K December 31, 1999




               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 33-72832 and No. 33-59659) and Forms S-8 (File No. 33-7833, 33-41833, 33-14758,
33-40691, 33-60095 and 33-60099) of Hecla Mining Company and subsidiaries of our report dated February 4, 2000, except for
Note 15, as to which the date is March 21, 2000, relating to the financial statements which appears in this Form 10-K.




/s/  PricewaterhouseCoopers LLP

Spokane, Washington
March 24, 2000